Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2019 relating to the financial statements of Vitamin Shoppe, Inc., appearing in the Current Report on Form 8-K/A of Franchise Group, Inc. filed on January 8, 2020.

/s/ Deloitte & Touche LLP

Richmond, Virginia

January 31, 2020